Exhibit 4

                                                             EXECUTION COPY











        -----------------------------------------------------------




                       STOCKHOLDERS' VOTING AGREEMENT

                                by and among

                 LAZARD FRERES REAL ESTATE INVESTORS L.L.C.

                                    and

                       PROMETHEUS ASSISTED LIVING LLC

                                    and

                       the STOCKHOLDERS listed herein


                                dated as of

                              October 29, 1997




          --------------------------------------------------------

                    STOCKHOLDERS' VOTING AGREEMENT made this 29th day of
               October, 1997, between certain holders of the shares of outstanding voting Common Stock, no par value per share ("Common Stock"), of the Company (as defined below) set forth on the signature page hereof (each, a "Stockholder" and, collectively, the "Stockholders"), and Lazard Freres Real Estate Investors L.L.C., a New York limited liability company ("LFREI"), and Prometheus Assisted Living LLC, a Delaware limited liability company (the "Investor"). Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Stock Purchase Agreement (as defined below).


                              R E C I T A L S

       A. Concurrently with the execution of this Agreement, pursuant to an Amended and Restated Stock and Note Purchase Agreement (the "Stock Purchase Agreement") dated as of October 29, 1997, among ARV Assisted Living, Inc., a California corporation (the "Company"), LFREI and the Investor, the parties thereto agreed to a series of transactions, including the sale to the Investor of certain shares of the Company's Common Stock and the Company Notes (all such transactions between the Company, LFREI and the Investor are hereinafter collectively referred to as the "Transactions").

       B. As a condition to the Stock Purchase Agreement, the Company, the Investor and LFREI entered into an Amended and Restated Stockholders Agreement dated as of October 29, 1997, providing for certain rights and restrictions with respect to the investment in the Company by LFREI and the Investor.

       C. As an additional inducement to LFREI and the Investor to enter into the Transactions, each of the Stockholders have agreed to vote in favor of certain matters relating to the Transactions (and constituting an integral part thereof) on the terms set forth below.

                             A G R E E M E N T

       NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

       1. Voting of Shares. During the term of this Agreement for so long as such Stockholder shall be the owner of any Shares (as hereinafter defined), each of the Stockholders covenants and agrees with each other Stockholder, LFREI and the Investor, to vote (which term shall include taking action without a meeting by written consent) such number of Shares that may be voted by such Stockholder in favor of the election of Directors of the Company (a) nominated by the nominating committee, if any, or the Board and (b) the Investor Nominees, each as provided in Section 2.1 of the Stockholders Agreement.

       2. Shares. The term "Shares" as used herein shall mean any and all shares of capital stock of the Company (including Common Stock) which carry voting rights (including any voting rights which arise by reason of default) now owned or subsequently acquired by a Stockholder through purchase, gift, stock splits, stock dividends and exercise of stock options.

       3. Termination. This Agreement shall terminate concurrently with the termination of the Stockholders Agreement. Each Stockholder hereby agrees not to sell, transfer or otherwise dispose of any of its Shares until the earlier of (A) the date of the stockholder meeting at which the vote contemplated by Section 1 shall have occurred and or (B) April 12, 1998; provided, a sale, transfer or other disposition pursuant to a margin loan shall not be deemed to violate the foregoing so long as, in the case of margin loans made after July 14, 1997, the principal amount of any such loan and all other outstanding margin loans secured by Shares shall not exceed 40% of the aggregate value of the Shares pledged to secure such loans (with all such Shares valued at $11 per Share).

       4. No Revocation. The voting agreements contained herein are coupled with an interest and may not be revoked prior to termination in accordance with Section 3, except by written consent of the Investor, the Company and the Stockholders owning a majority of the Shares.

       5. General.

          (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to any principles of conflicts of law.

          (b) Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (with subsequent letter confirmation by mail) or three days after being mailed by certified or registered mail, postage prepaid, return receipt requested, to the parties, their successors in interest or their assigns at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

         If to the Stockholders:   ATTN: [Stockholder Name]
                                   c/o ARV Assisted Living, Inc.
                                   245 Fischer Avenue
                                   Costa Mesa, CA 92626
                                   Attention: President and
                                              General Counsel
                                   Telecopy: (714) 759-9283

         with a copy to:           Latham & Watkins
                                   650 Town Center Drive
                                   20th Floor
                                   Costa Mesa, CA 92626
                                   Attention: William J. Cernius
                                   Telecopy: (714) 755-8290

         If to the Investors:      Prometheus Assisted Living LLC
                                   c/o Lazard Freres Real Estate
                                     Investors L.L.C.
                                   60 Rockefeller Plaza, 63rd Floor
                                   New York, NY 10020
                                   Attention: Robert Freeman, Murry Gunty
                                              and Klaus Kretschmann
                                   Telecopy: (212) 332-5980


         with a copy to:           Cravath, Swaine & Moore
                                   825 Eighth Avenue
                                   New York, New York 10019
                                   Attention: Kevin Grehan, Esq.

          (c) Entire Agreement. This Agreement contains the entire understanding among the parties hereto and supersedes any prior understandings and agreements, either oral or written, between or among the parties hereto relating to the subject matter hereof.

          (d) Equitable Remedies. In addition to legal remedies, in recognition of the fact that remedies at law may not be sufficient, the parties (and their permitted successors and assigns) shall be entitled to equitable remedies for breaches or defaults hereunder, including, without limitation, specific performance and injunction.

          (e) Amendment. No amendment, modification or termination of any provision of this Agreement shall be valid unless in writing and signed by the Investor, the Company and Stockholders owning a majority of the Shares.

          (f) Binding Agreement; Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and legal representatives; provided, however, that the rights and obligations of the Investor under this Agreement shall not be assigned to any party other than: (i) to an affiliate of the Investor or to any entity with which the Investor merges or combines; or (ii) with the consent of the Stockholders owning a majority of the Shares.

          (g) Counterparts. This Agreement may be executed in several counterparts, and as so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not a signatory to the original or the same counterparts.

          (h) No Waiver; Cumulative Remedies. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall, except to the extent expressly provided herein, operate as a waiver hereof; nor shall any single or partial exercise of any right, power or remedy preclude any other future exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          (i) Severability. The provisions of this Agreement are severable, and if any clause or provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such clause or provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such clause or provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

          (j) By its execution and delivery of this Agreement, each Stockholder represents and warrants to the Investors that it owns 100% of the Shares set forth opposite its name on the signature page hereof.


     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.


                        750                 /s/ John A. Booty
   ----------------------------         ----------------------------------
                                        Name:  John A. Booty
                                        Title: Trustee

                    107,773             BOOTY-JONES FAMILY PARTNERSHIP
   ----------------------------
                                        by  /s/ John A. Booty
                                           -------------------------------
                                           Name:  John A. Booty
                                           Title:  Managing Partner


                    418,028             BOOTY FAMILY TRUST
   ----------------------------
                                        by    /s/ John A. Booty
                                           -------------------------------
                                           Name:  John A. Booty
                                           Title:  Trustee

                                        by   /s/ John A. Booty
                                           -------------------------------
                                           Name: John A. Booty
                                           Title: Managing Partner


                     69,500
   ----------------------------         KAREN A. BOOTY CHARITABLE
                                        REMAINDER TRUST

                                        by   /s/ John A. Booty
                                           -------------------------------
                                           Name:  John A. Booty
                                           Title:  Trustee

                     69,500
   ----------------------------         JOHN A. BOOTY CHARITABLE REMAINDER
                                        UNITRUST

                                        by    /s/ John A. Booty
                                           -------------------------------
                                           Name:  John A. Booty
                                           Title:  Trustee

                                           /s/ David P. Collins
                                           -------------------------------
                                           Name:  David P. Collins
                                           Title: Settlor-Trustee


                     98,678
   ----------------------------         D&V COLLINS FAMILY LIMITED
                                        PARTNERSHIP

                                        by   /s/ David P. Collins
                                           -------------------------------
                                           Name: David P. Collins
                                           Title:  Settlor-Trustee


                                        by   /s/ Victoria F. Collins
                                           -------------------------------
                                           Name:  Victoria F. Collins
                                           Title:  Settlor-Trustee


                  408,591
   ----------------------------         COLLINS FAMILY COMMUNITY PROPERTY
                                        TRUST

                                        by  /s/ David P. Collins
                                           -------------------------------
                                           Name:  David P. Collins
                                           Title:  Settlor-Trustee

                                        by    /s/ Victoria F. Collins
                                           -------------------------------
                                           Name:  Victoria F. Collins
                                           Title:  Settlor-Trustee


                     11,978                 DAVID P. COLLINS ANNUITY TRUST
   ----------------------------
                                        by    /s/ David P. Collins
                                           -------------------------------
                                           Name:  David P. Collins
                                           Title:  Trustee


                   252,552              /s/ Graham P. Espley-Jones
   ----------------------------         ----------------------------------
                                        Name:  Graham P. Espley-Jones
                                        Title: Chief Financial Officer
                                               and Secretary

                                       LAZARD FRERES REAL ESTATE INVESTORS
                                       L.L.C.

                                         by    /s/ Robert P. Freeman
                                            ------------------------------
                                            Name:  Robert P. Freeman
                                                   Title:  President


                                       PROMETHEUS ASSISTED LIVING LLC

                                         by Lazard Freres Real Estate
                                            Investors L.L.C.

                                             by   /s/ Robert P. Freeman
                                                --------------------------
                                                Name:  Robert P. Freeman
                                                Title:  President